Exhibit 1.1

KERR-MCGEE CORPORATION

$650,000,000 6.95% Notes due July 1, 2024

Underwriting Agreement

June 25, 2004

Lehman Brothers Inc.

J.P. Morgan Securities Inc.

As Representatives of the Several Underwriters
Named in Schedule I hereto

c/o Lehman Brothers Inc.

745 Seventh Avenue
New York, NY 10019

Ladies and Gentlemen:

Kerr-McGee Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of $650,000,000 principal amount of its 6.95% Notes due July 1, 2024 (the “Notes”). The Notes will be guaranteed (the “Subsidiary Guarantees”) by Kerr-McGee Chemical Worldwide LLC (“KM Chemical Worldwide”) and Kerr-McGee Rocky Mountain Corporation (together with KM Chemical Worldwide, the “Guarantors”)

1.                                       The Company and the Guarantors, jointly and severally, represent and warrant to, and agree with, each of the Underwriters that:

(a)                                  A registration statement on Form S-3 (File No. 333-68136), including the Registration Statement on Form S-3 (File No. 333-81720) which constitutes a post-effective amendment thereto pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Act”), in respect of various debt and equity securities of the Company, including the Notes, has been filed with the Securities and Exchange Commission (the “Commission”), pursuant to Rule 415 under the Act; such registration statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, but including all documents incorporated by reference in the base prospectus included therein, has been declared effective by the Commission in such form; no other document with respect to such registration statement or document incorporated by reference therein has heretofore been filed with the Commission; and no stop order suspending the effectiveness of such registration statement or any post-effective amendment thereto has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company and the Guarantors, threatened by the Commission (the base prospectus included in the registration statement or filed with the Commission pursuant to Rule 424(b) under the Act, as supplemented to reflect the preliminary terms of the offering of the Notes, is hereinafter called a “Preliminary Prospectus”); the various parts of each such registration statement, including all exhibits thereto but excluding Form T-1 and including (i) the information contained in the form of base prospectus included in the registration statement, as supplemented to reflect the final terms of the offering of the Notes, filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and (ii) the documents incorporated by reference in such base prospectus at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; such base prospectus, as supplemented to reflect the final terms of the offering of the Notes, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any reference herein to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such Preliminary Prospectus or Prospectus, as the case may be; any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after the date of such Preliminary Prospectus or Prospectus, as the case may be, under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated by reference in such Preliminary Prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement);

(b)                                 No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(c)                                  The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(d)                                 The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(e)                                  The Company and its subsidiaries taken as a whole have not sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been a material decrease in the stockholders’ equity or a material increase in the consolidated long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus;

(f)                                    The Company and the Guarantors have each been duly incorporated or organized, as the case may be, and are validly existing as corporations or limited liability companies and are in good standing under the laws of the State of Delaware, with full power and authority to own their respective properties and conduct their respective businesses as described in the Prospectus, and have each been duly qualified as foreign corporations or limited liability companies for the transaction of business and are in good standing under the laws of each other jurisdiction in which they own or lease properties or conduct any business so as to require such qualification, or are subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and each significant subsidiary (as such term is defined in Rule 405 under the Act), each such significant subsidiary being identified on Annex A hereto and being called herein a “Significant Subsidiary,” has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of its jurisdiction of organization;

(g)                                 All of the issued shares of capital stock, membership interests or partnership interests, as the case may be, of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(h)                                 The Notes have been duly authorized and, when issued and delivered pursuant to this Agreement and duly executed and authenticated pursuant to the Indenture (defined below), will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture dated as of August 1, 2001, between the Company and Citibank, N.A., as Trustee (the “Trustee”) (the “Base Indenture” and together with the Board Resolutions and the Officer’s Certificate (as defined in the Base Indenture) establishing the form and terms of the Notes pursuant to Section 3.01 of the Base Indenture, the “Indenture”), under which they are to be issued, which Base Indenture has been filed as an exhibit to the Registration Statement; the Indenture has been duly authorized and duly qualified under the Trust Indenture Act and constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing; and the Indenture conforms, and the Notes will conform, to the descriptions thereof in the Prospectus;

(i)                                     The Subsidiary Guarantees have been duly and validly authorized by the Guarantors, and, when executed and endorsed upon the Notes and delivered in accordance with the terms of the Indenture, such Subsidiary Guarantees will be valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms; the issuances of the Subsidiary Guarantees are not subject to preemptive or other similar rights to subscribe to or purchase the same arising by operation of law or under the charter, bylaws or other organizational documents of any of the Guarantors or otherwise; the form of notation to be set forth on the Notes to evidence the Subsidiary Guarantees will be in the form contemplated by the Indenture; and the Subsidiary Guarantees conform in all material respects to the description thereof contained in the Registration Statement and the Prospectus. The execution, delivery and performance of this Agreement and the Indenture and the issuance and performance of the Subsidiary Guarantees and the consummation of the other transactions contemplated herein and therein, and compliance by the Guarantors with their respective obligations hereunder and thereunder, have been duly and validly authorized by all necessary corporate action on the part of each of the Guarantors.

(j)                                     The issue and sale of the Notes and the compliance by the Company and the Guarantors with all of the provisions of the Notes, the Indenture, the Subsidiary Guarantees and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation, By-laws (or similar constituent document) of the Company or the Guarantors or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes and the Subsidiary Guarantees or the consummation by the Company or the Guarantors of the transactions contemplated by this Agreement, the Indenture or the Subsidiary Guarantees except the registration under the Act of the Notes and the Subsidiary Guarantees, the qualification of the Indenture under the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes and the Subsidiary Guarantees by the Underwriters;

(k)                                  Neither the Company nor any of its Significant Subsidiaries (i) is in violation of its Certificate of Incorporation or By-laws (or similar constituent document), (ii) is in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except if such default could not reasonably be expected to have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, or (iii) is in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject;

(l)                                     The statements set forth in the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes,” insofar as they purport to constitute a summary of the terms of the Notes, are accurate, complete and fair;

(m)                               Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject, which could reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole; and, to the Company’s and the Guarantors knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(n)                                 The Company and the Guarantors are not and, after giving effect to the offering and sale of the Notes, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(o)                                 Ernst & Young LLP, who has certified certain financial statements of the Company and its subsidiaries, and KPMG LLP, who has certified certain financial statements of Westport Resources Corporation (“Westport”), are each an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(p)                                 This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

(q)                                 Neither the Company nor any subsidiary is a “holding company” or a “public utility,” as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the “1935 Act”);

(r)                                    The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

(s)                                  The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

(t)                                    Except as described in the Prospectus (including, without limitation, the Company’s annual report on Form 10-K for the year ended December 31, 2003) and except as set forth in Annex B attached hereto, the Company does not expect to incur material penalties or material costs of investigation or remediation under Environmental Laws;

(u)                                 In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), and on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto);

(v)                                 The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Company as defined by Rule 405 under the Act;

(w)                               Each of the Company and its Subsidiaries (i) makes and keeps books and records that are accurate in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals;

(x)                                   The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and Rule 15d-15(e) under the Exchange Act) which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer or persons performing similar functions within those entities and (ii) to the Company’s knowledge, are effective in all material respects to perform the functions for which they were established;

(y)                                 Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls;

(z)                                   Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect the Company’s internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses, except as have been implemented or planned in compliance with applicable governmental requirements; and

(aa)                            The Company is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and the rules and regulations of the Commission that have been adopted and are effective thereunder.

2.                                       Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of 98.347% of the principal amount thereof, plus accrued interest, if any, from July 1, 2004 to the Time of Delivery (as defined in Section 4(a) hereof), the principal amount of Notes set forth opposite the name of such Underwriter in Schedule I hereto.

3.                                       Upon the authorization by you of the release of the Notes, the several Underwriters propose to offer the Notes for sale upon the terms and conditions set forth in the Prospectus.

4.                                       (a)                                  The Notes to be purchased by each Underwriter hereunder will be represented by one or more global Notes in book-entry form which will be deposited by or on behalf of the Company with the Trustee, as custodian for The Depository Trust Company (“DTC”). The Company will deliver the Notes to Lehman Brothers Inc., for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Lehman Brothers Inc. at least forty-eight hours in advance, by causing DTC to credit the Notes to the account of Lehman Brothers Inc. at DTC. The time and date of such delivery and payment shall be, 10:30 a.m., New York City time, on July 1, 2004, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Notes is herein called the “Time of Delivery”.

(b)                                 The global Notes referred to in Section 4(a) and the documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 7 hereof, including the cross-receipt for the Notes and any additional documents requested by the Underwriters pursuant to Section 7(l) hereof, will be delivered at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York  10017-3954 (the “Closing Location”). A meeting will be held at the Closing Location at 3:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4(b), “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5.                                       The Company and each of the Guarantors, jointly and severally, agree with each of the Underwriters:

(a)                                  To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this

Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or Prospectus prior to the Time of Delivery which reasonably shall be disapproved of by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission and to furnish you with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Notes; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or prospectus, of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any Preliminary Prospectus or prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order;

(b)                                 Promptly from time to time to take such action as you may reasonably request to qualify the Notes and the Subsidiary Guarantees for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Notes, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)                                  Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with copies of the Prospectus as amended and supplemented in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                                 To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

(e)                                  To use the net proceeds received by it from the sale of the Notes pursuant to this Agreement in the manner specified in the Prospectus under the caption “Use of Proceeds”.

6.                                       The Company and the Guarantors, jointly and severally, covenant and agree with the several Underwriters that the Company and the Guarantors will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s and the Guarantor’s counsel and accountants in connection with the registration of the Notes under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Indenture, the Subsidiary Guarantees, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Notes; (iii) all expenses in connection with the qualification of the Notes and the Subsidiary Guarantees for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) any fees charged by securities rating services for rating the Notes; (v) the cost of preparing the Notes; (vi) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; and (vii) all other costs and expenses incident to the performance of their obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Notes by them, and any advertising expenses connected with any offers they may make.

7.                                       The obligations of the Underwriters hereunder, as to the Notes to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Guarantors herein are, at and as of such Time of Delivery, true and correct, the condition that the Company and the Guarantors shall have performed all of their obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                                  The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                                 No Underwriter shall have discovered and disclosed to the Company on or prior to the Time of Delivery that the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein contains any untrue statement of a fact which, in the opinion of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c)                                  Simpson Thacher & Bartlett LLP, counsel for the Underwriters, shall have furnished to you such written opinion, dated the Time of Delivery, with respect to the incorporation of the Company and the Guarantors, the validity of the Indenture, the Notes, the Subsidiary Guarantees, the Registration Statement, the Prospectus and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to render such opinion;

(d)                                 Covington & Burling, counsel for the Company and the Guarantors, shall have furnished to you their written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     Each of the Company and the Guarantors has been duly incorporated or formed, as the case may be, and is validly existing and in good standing as a corporation or a limited liability company, as the case may be, under the laws of the State of Delaware and has full corporate or limited liability company power and authority to conduct its respective business as described in the Prospectus as amended or supplemented;

(ii)                                  This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors;

(iii)                               The Company has duly authorized, executed and delivered the Notes being issued at the Time of Delivery, and, upon payment for and delivery of the Notes in accordance with this Agreement, the Notes will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(iv)                              The Indenture has been duly authorized, executed and delivered by the Company and duly qualified under the Trust Indenture Act and, assuming that the Indenture is the valid and binding obligation of the Trustee, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(v)                                 The Indenture complies as to form in all material respects to the requirements of the Trust Indenture Act and the applicable rules and regulations thereunder;

(vi)                              The Subsidiary Guarantees have been duly authorized, executed and issued by the Guarantors, and, assuming due authentication of the Notes by the Trustee and upon payment for and delivery of the Notes in accordance with this Agreement, will constitute valid and binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles;

(vii)                           Except as to the financial statements, including the notes thereto, and the schedules and other financial and statistical data and engineer’s reports included in or incorporated or deemed incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Exchange Act documents incorporated therein, as to which such counsel need express no opinion, the Registration Statement as of its effective date, and the Prospectus, as of its date, complied as to form in all material respects with the requirements of the Act;

(viii)                        The statements made in the Prospectus under the captions “Description of Debt Securities” and “Description of the Notes”, insofar as they purport to constitute summaries of certain terms of the documents referred to therein, constitute accurate summaries of the terms of such documents in all material respects; and

(ix)                                Neither the Company nor any Guarantor is an “investment company” within the meaning of and subject to regulation under the Investment Company Act, as amended.

In addition, such counsel shall state that, in accordance with its understanding with the Guarantors and the Company as to the scope of its services in connection with the offering of the Notes and the Subsidiary Guarantees, as counsel to the Company and the Guarantors, it reviewed the Registration Statement and the Prospectus and participated in discussions with the representatives of the Underwriters and those of the Company and the Guarantors, counsel to the Underwriters and the accountants of the Company and the Guarantors.  Such counsel shall confirm to the Underwriters that, on the basis of the information which was reviewed by such counsel and the discussions in which such counsel participated in the course of the performance of the services referred to above, considered in the light of such counsel’s understanding of the applicable law and the experience such counsel has gained through its practice under the Federal securities laws, nothing which came to the attention of such counsel in the course of such review has caused such counsel to believe that the Registration Statement, at the time the Registration Statement became effective (including the Exchange Act documents incorporated therein on file with the Commission on such effective date), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (including the Exchange Act documents incorporated therein), as of the date of the Prospectus Supplement and as of the Time of Delivery, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no belief with respect to the financial statements, including the notes thereto, and the schedules and other financial and statistical data and engineer’s reports included in or incorporated or deemed incorporated by reference in or omitted from the Registration Statement, the Prospectus or the Exchange Act documents incorporated therein.  In addition, such counsel shall state that they do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or the Exchange Act documents incorporated therein, except as specified in paragraph (viii) above.

In rendering the foregoing opinion, Covington & Burling may state that such opinion is limited to the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, and that they are expressing no opinion as to the effect of the laws of any other jurisdiction. In addition, such counsel may state that they have relied as to certain matters on information obtained from public officials, officers of the Company and the Guarantors and other sources believed by them to be responsible.

(e)                                  Gregory F. Pilcher, Senior Vice President, General Counsel and Secretary of the Company, shall have furnished to you his written opinion, dated the Time of Delivery, in form and substance satisfactory to you, to the effect that:

(i)                                     The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction;

(ii)                                  Each Significant Subsidiary of the Company (other than Kerr-McGee Chemical Worldwide and Kerr McGee Rocky Mountain Corporation, as to which such counsel need not express an opinion) has been duly incorporated or organized, as the case may be, and is validly existing in good standing under the laws of its jurisdiction of organization; and all of the issued shares of capital stock, membership interests or partnership interests, as the case may be, of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except for directors’ qualifying shares and except as otherwise set forth in the Prospectus) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(iii)                               To such counsel’s knowledge and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which could reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, considered as a whole; and, to such counsel’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(iv)                              The issue and sale of the Notes being issued and delivered at the Time of Delivery and the compliance by the Company and the Guarantors with all of the provisions of the Notes, the Indenture, the Subsidiary Guarantees and this Agreement and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any of its Significant Subsidiaries is bound or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor will such actions result in any violation of the provisions of the Certificate of Incorporation or By-laws of the Company or the Guarantors or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Significant Subsidiaries or any of their properties; and

(v)                                 No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Notes being issued and delivered at the Time of Delivery or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Indenture or the Subsidiary Guarantees, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Notes by the Underwriters.

(f)                                    On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, the Underwriters shall have received a letter from Ernst & Young LLP, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference in the Prospectus; provided that the letter delivered on the Time of Delivery shall use a “cut-off” date no more than three business days prior to the Time of Delivery.

(g)                                 On the date of the Prospectus at a time prior to the execution of this Agreement, the Underwriters shall have received a letter from KPMG LLP, in form and substance reasonably satisfactory to the Underwriters, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Prospectus.

(h)           (i)            Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus, and

(ii)                                  since the respective dates as of which information is given in the Prospectus there shall not have been any change in the long-term debt of the Company and its subsidiaries considered as a whole, or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Notes on the terms and in the manner contemplated in the Prospectus;

(i)                                     On or after the date hereof (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(j)                                     Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities of the Company generally on the New York Stock Exchange or on any exchange or in the over-the-counter market, shall have been suspended or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by Federal or state authorities, (iii) any major disruption of settlements of securities or clearance services in the United States, (iv) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other substantial, national or international calamity or crisis or (v) there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, or the effect of international conditions on the financial markets in the United States shall be such, as to make it, in the judgment of the Representatives, inadvisable or impractical to proceed with the offering or delivery of the Notes on the terms and in the manner contemplated in the Prospectus.

(k)                                  The Company and the Guarantors shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l)                                     The Company and the Guarantors shall have furnished or caused to be furnished to you at the Time of Delivery certificates of officers of the Company and the Guarantors satisfactory to you as to the accuracy of the representations and warranties of the Company and the Guarantors herein at and as of the Time of Delivery, as to the performance by the Company and the Guarantors of all of their obligations hereunder to be performed at or prior to the Time of Delivery, as to the matters set forth in subsections (a) and (g) of this Section and as to such other matters as you may reasonably request.

8.                                       (a)           The Company and the Guarantors, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any amendment or supplement thereto, or any other prospectus relating to the Notes or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that neither the Company nor the Guarantors shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any such amendment or supplement, or any other prospectus relating to the Notes in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use therein.

(b)                                 Each Underwriter will indemnify and hold harmless the Company and the Guarantors against any losses, claims, damages or liabilities to which the Company or the Guarantors may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any amendment or supplement thereto, or any other prospectus relating to the Notes, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any such amendment or supplement, or any other prospectus relating to the Notes in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and

will reimburse the Company and the Guarantors for any legal or other expenses reasonably incurred by the Company and the Guarantors in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)                                  Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                                 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)                                  The obligations of the Company and the Guarantors under this Section 8 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and the Guarantors (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

9.                                       (a)                                  If any Underwriter shall default in its obligation to purchase the Notes which it has agreed to purchase hereunder at the Time of Delivery, the Representatives may in their discretion arrange for another Underwriter or another party or other parties to purchase such Notes on the terms contained herein at the Time of Delivery. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Notes, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Notes on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Notes, or the Company notifies you that it has so arranged for the purchase of such Notes, you or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this

Section with like effect as if such person had originally been a party to this Agreement with respect to the Notes.

(b)                                 If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of such Notes which remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Notes, then the Company shall have the right to require each non-defaulting Underwriter to purchase the principal amount of Notes which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the principal amount of Notes which such Underwriter agreed to purchase hereunder at the Time of Delivery) of the Notes of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                                  If, after giving effect to any arrangements for the purchase of the Notes of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate principal amount of Notes which remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Notes to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Notes of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

10.                                 The respective indemnities, agreements, representations, warranties and other statements of the Company, the Guarantors and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, or the Guarantors, or any officer or director or controlling person of the Guarantors, and shall survive delivery of and payment for the Notes.

11.                                 If this Agreement shall be terminated pursuant to Section 9 hereof, the Company and the Guarantors shall not then be under any liability to any Underwriter except as provided in Sections 6 and 8 hereof; but, if for any other reason, any Notes or the Subsidiary Guarantee are not delivered by or on behalf of the Company or the Guarantors, as applicable, as provided herein, the Company and the Guarantors will reimburse the Underwriters for all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Notes, but the Company and the Guarantors shall then be under no further liability to any Underwriter except as provided in Sections 6 and 8 hereof.

12.                                 All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Representatives c/o Lehman Brothers, Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Debt Capital Markets, Power Group (with a copy to the General Counsel at the same address); and if to the Company or the Guarantors shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: General Counsel; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                                 This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, the Guarantors and, to the extent provided in Sections 8 and 10 hereof, the officers and directors of the Company and the Guarantors and each person who controls the Company or the Guarantors or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

14.                                 Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

15.                                 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16.                                 This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company, one for each of you, and one for each counsel counterparts hereof, and upon the acceptance hereof by each of you, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company.

Very truly yours,

KERR-McGEE CORPORATION

By:	/s/ Robert M. Wohleber
Robert M. Wohleber
Senior Vice President & Chief Financial Officer

KERR-McGEE CHEMICAL WORLDWIDE LLC

By:	/s/ Robert M. Wohleber
R. M. Wohleber
Senior Vice President & Chief Financial Officer

KERR-McGEE ROCKY MOUNTAIN CORPORATION

By:	/s/ Robert M. Wohleber
R. M. Wohleber
Senior Vice President & Chief Financial Officer

Signature Page to Underwriting Agreement

Accepted as of the date hereof:

For itself and as Representative
of the several Underwriters named
in Schedule I hereto

LEHMAN BROTHERS INC.

By:	/s/ Greg Hall
Name: Greg Hall
Title: Managing Director

J.P. MORGAN SECURITIES INC.

By:	/s/ Carl J. Mehldau Jr.
Name: Carl J. Mehldau Jr.
Title: Vice President

SCHEDULE I

UNDERWRITERS

UNDERWRITER	AGGREGATE PRINCIPAL AMOUNT OF NOTES TO BE PURCHASED

Lehman Brothers Inc.	$195,000,000

J.P. Morgan Securities Inc	$195,000,000

ABN AMRO Incorporated	$40,625,000

Banc of America Securities LLC	$40,625,000

Citigroup Global Markets Inc.	$40,625,000

Greenwich Capital Markets Inc.	$40,625,000

Barclays Capital Inc.	$24,375,000

BNY Capital Markets, Inc.	$24,375,000

Scotia Capital (USA) Inc.	$24,375,000

Wachovia Capital Markets, LLC	$24,375,000

Total	$650,000,000

1

ANNEX A

SIGNIFICANT SUBSIDIARIES

Kerr-McGee Oil & Gas Corporation

Kerr-McGee Oil & Gas Onshore LP

Kerr-McGee Oil (U.K.) PLC

Kerr-McGee North Sea (U.K.) Limited

Kerr-McGee Gryphon Limited

Kerr-McGee Resources (U.K.) Limited

Kerr-McGee Rocky Mountain Corporation

Kerr-McGee Chemical Worldwide LLC

Kerr-McGee Chemical LLC

Kerr-McGee Pigments (Savannah), Inc.

Kerr-McGee Pigments (Holland) B.V.

Kerr-McGee Pigments GmbH

KMCC Western Australia Pty. Ltd

Kerr-McGee Pigments International GmbH

1

ANNEX B

ENVIRONMENTAL DISCLOSURES

The Company and/or its subsidiaries has been named a “potentially responsible party,” with respect to the following U.S. Environmental Protection Agency Superfund sites on the National Priorities List:

Milwaukee, Wisconsin

West Chicago, Illinois (Residential Areas)

West Chicago, Illinois (Reed-Keppler Park)

West Chicago, Illinois (Sewage Treatment Plant)

West Chicago, Illinois (Kress Creek)

Soda Springs, Idaho

Operating Industries, Inc., Los Angeles County, California

Double Eagle Refinery, Oklahoma City, Oklahoma

Casmalia, Santa Barbara County, California

Lakeview, Oregon

Picketville, Florida

Brunswick, Georgia

Manville, New Jersey